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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities
 Exchange Act of 1934 (Amendment No.     )

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 Soliciting Material Pursuant to §240.14a-12
BORGWARNER INC.
(Name of Registrant as Specified In Its Charter)

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BORGWARNER INC.

___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Auburn Hills, Michigan
March 20, 2008

Dear Stockholder:

BorgWarner Inc. will hold its Annual Meeting of Stockholders at the Company’s headquarters located at 3850 Hamlin Road, Auburn Hills, Michigan, 48326, on April 30, 2008, at 9:00 a.m., local time, for the following purposes:

1.	To elect the nominees for Class III Directors to serve for the next three years;

2.
To vote upon a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized common stock of the Company from 150,000,000 shares to 400,000,000 shares;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2008;

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders at the close of business on March 3, 2008 are entitled to vote at the meeting or any adjournment or postponement thereof.

Your vote is important!  Whether or not you intend to be present at the meeting, and in order to assure that your shares are represented at the meeting, please mark, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope.  If you prefer, you can submit your proxy by telephone or the internet.  If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

Please read the attached proxy statement carefully as it describes in greater detail the matters to be acted upon and your voting rights with respect to those matters.

Along with the attached proxy statement, we are sending you our 2007 summary annual report, which includes our financial statements.  Most of you can elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail.  Please refer to page __ of the proxy statement and your proxy card for further information.

By Order of the Board of Directors

/s/ John J. Gasparovic
John J. Gasparovic
Secretary

YOUR VOTE IS IMPORTANT!

YOU MAY VOTE BY:

•	Signing and returning the accompanying proxy card;
OR
•	Voting by telephone or by the Internet (See proxy card for instructions.);
OR
•	Voting in person at the meeting (if you are a stockholder of record).

TABLE OF CONTENTS

PROPOSAL 1 - ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
PROPOSAL 2 - PROPOSAL CONCERNING AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
PROPOSAL 3 –  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION
ANNEX A
ANNEX B

BORGWARNER INC.
3850 Hamlin Road
Auburn Hills, Michigan 48326

PROXY STATEMENT

March 20, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BorgWarner Inc. (the “Company”) for the Company’s 2008 Annual Meeting of Stockholders to be held at the Company’s headquarters at 3850 Hamlin Road, Auburn Hills, Michigan 48326 on April 30, 2008 at 9:00 a.m., local time, or at any adjournments thereof. This proxy statement and the accompanying form of proxy and our 2007 summary annual report are being mailed to stockholders beginning on or about March 20, 2008. The Company’s Summary Annual Report to Stockholders for the year ended December 31, 2007 is enclosed.

Record Date and Voting at the Annual Meeting

Only stockholders of record at the close of business on March 3, 2008 will be entitled to vote at the meeting. As of such date, there were ________ issued and __________ outstanding shares of common stock. Each share of common stock entitles the holder to one vote.

If you return your signed proxy card or vote by telephone or by the Internet before the Annual Meeting, we will vote your shares as you direct. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting at the Annual Meeting.

The election inspectors will tabulate the votes cast prior to the meeting and at the meeting to determine whether a quorum is present. The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum.

With respect to the election of Directors, stockholders may (a) vote in favor of all nominees, (b) withhold votes as to all nominees, or (c) withhold votes as to specific nominees. In an uncontested director election, such as this year’s election, a director nominee may serve on the board only if the nominee receives the favorable vote of more than 50% of the shares voted.  In a contested election, directors are elected by a plurality vote. Withheld votes and broker non-votes will not affect the outcome of the election of directors.

With respect to Proposal 2 and the proposed amendment to our certificate of incorporation: the approval and adoption of that amendment requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock.  An abstention or a broker nonvote is the functional equivalent of a “no” vote on this proposal.

With respect to proposal 3: the affirmative vote of a majority of the votes cast with respect to a particular proposal is required for approval and adoption of that proposal.  An abstention on this proposal will be the functional equivalent of a “no” vote on that proposal.  However, a broker nonvote on any one of those proposals will not be counted for purposes of determining the number of votes cast on that proposal and thus will not affect the outcome of the vote on that proposal.

Electronic Delivery of Proxy Statement and Annual Report

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 30, 2008.  THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE ON THE INTERNET SITE AT http://ww3.ics.adp.com/streetlink/BWA.

Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•           Following the instructions provided on your proxy card or voter instruction form;
•           Following the instructions provided when you vote over the Internet; or
•           Going to www.______________ and following the instructions provided.

If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access the Company’s proxy statement and annual report.  The e-mail message also will include instructions for voting over the Internet.  You will have the opportunity to opt out at any time by following the instructions on www.___________________.  You do not have to re-elect Internet access each year.

Householding Information

The Company has adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, a single copy of the summary annual report, proxy statement or Notice of Internet Availability of Proxy materials, as applicable, will be sent to any household at which two or more stockholders reside, unless one of the stockholders at that address notifies the Company that they wish to receive individual copies.  This procedure reduces our printing costs and fees.  Stockholders who participate in householding will continue to receive separate proxy cards.

Householding will not affect dividend check mailings in any way.

The Company will deliver promptly upon written or oral request a separate copy of the summary annual report, the proxy statement or Notice of Internet Availability of Proxy Materials, as applicable to any stockholder at a shared address to which a single copy of those documents was delivered.  If you share an address with another stockholder and you wish to receive a separate copy of any of those documents you may inform the Company of your wish by contacting Mary Brevard, Vice President, Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326 (tel: 248-754-9200).  Similarly, if you share an address with another stockholder that is receiving multiple copies and wish to request that the number of copies of those documents being delivered to that address be reduced to a single copy, you may inform the Company of your wish by contacting Mary Brevard, Vice President, Investor Relations at the above address and telephone number.

 PROPOSAL 1— ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of ten directors and is divided into three classes. Robin J. Adams and David T. Brown are the nominees for election as Class III Directors to the Board at this meeting. Mr. Glaske will retire from the Board of Directors at the 2008 Annual Meeting of Stockholders in accordance with retirement guidelines adopted by the Board.  Following the election of directors at this Annual Meeting your Board of Directors will have nine members and one vacancy.  If elected, each nominee will serve for a term of three years or until his successor is elected and qualified. The Class I Directors have terms expiring at the 2009 Annual Meeting of Stockholders and the Class II Directors have terms expiring at the 2010 Annual Meeting of Stockholders. Each of the nominees for election as a Class III Director has agreed to serve if elected. All of the Class III Directors are presently directors of the Company. In the event that any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTOR —ROBIN J. ADAMS AND DAVID T. BROWN
.

Information on Nominees for Directors and Continuing Directors

The following table sets forth as of March 3, 2008, with respect to each of the Company’s current directors continuing to serve, his or her name, age, principal occupation, the year in which he or she first became a director of the Company and directorships in other entities:

Class I Directors	Age	Principal Occupation and Directorships

Phyllis O. Bonanno 1999	64
Ms. Bonanno has been President and CEO of International Trade Solutions, Inc., an international trade consulting firm, since March 2002. She was the President of TradeBuilders, Inc. from October 2000 until October 2001. She was President of Columbia College from July 1997 until March 2000. She is also a director of Adams Express Company, Mohawk Industries, Inc. and Petroleum & Resources Corporation.

Alexis P. Michas 1993	50
Mr. Michas has been the Managing Partner of Stonington Partners, Inc., an investment management firm since 1996. He is also a director of AirTran Airways, Inc., PerkinElmer, Inc., Lincoln Educational Services Corporation and a number of privately-held companies.

Richard O. Schaum 2005	61
Mr. Schaum served as the 2007 President of the Society of Automotive Engineers and has been General Manager, 3rd Horizon Associates LLC, a technology assessment and development company, since May 2003.  He was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc. from October 2003 until June 2005. He was Executive Vice President, Product Development for DaimlerChrysler Corporation from January 2000 until his retirement in March 2003.

Thomas T. Stallkamp 2006	61
Mr. Stallkamp has been an Industrial Partner in Ripplewood Holdings LLC, a New York private equity group, since July 2004. From 2003 to 2004, he served as Chairman of MSX International, Inc., a global provider of technology-driven engineering, business and specialized staffing services, and from 2000 to 2003 he served as its Vice Chairman and Chief Executive Officer. From 1980 to 1999, Mr. Stallkamp held various positions with DaimlerChrysler Corporation and its predecessor Chrysler Corporation, the most recent of which were Vice Chairman and President. Mr. Stallkamp also serves as a Director of Baxter International, Inc.

Class II Directors	Age	Principal Occupation and Directorships

Jere A. Drummond 1996	68
Mr. Drummond retired from the BellSouth Corporation on December 31, 2001.  He served as Vice Chairman of the BellSouth Corporation from January 2000 until his retirement.  He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1998 until December 1999.  He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. from January 1995 until December 1997 and was elected a director of BellSouth Telecommunications, Inc. in 1993.  He is also a director of AirTran Holdings, Inc. Centillium Communications, Inc. and SAIC, Inc.

Timothy M. Manganello 2002	58
Mr. Manganello has been Chairman of the Board since June 2003 and Chief Executive Officer of the Company since February 2003.  He was also President and Chief Operating Officer from February 2002 until February 2003.  He was Executive Vice President from June 2001 until February 2002.  He was Vice President of the Company from February 1999 until June 2001 and President and General Manager of BorgWarner TorqTransfer Systems Inc. ("TorqTransfer Systems") from February 1999 until February 2002.  He was appointed a director of the Company in 2002.  Mr. Manganello is also a director of Bemis Company, Inc. and he serves as the Board Chairman of Federal Reserve Bank of Chicago, Detroit branch.

Ernest J. Novak, Jr. 2003	63	Mr. Novak retired as a Managing Partner from Ernst & Young in June 2003. He was a Managing Partner from 1986 until June 2003. Mr. Novak is also a director of A. Schulman, Inc. and FirstEnergy Corp.

Class III Directors	Age	Principal Occupation and Directorships

Robin J. Adams 2005	54
Mr. Adams has been Executive Vice President, Chief Financial Officer and Chief Administrative Officer since April 2004. He was Executive Vice President — Finance and Chief Financial Officer of American Axle & Manufacturing Holdings Inc. (“American Axle”) from July 1999 until April 2004. Prior to joining American Axle, he was Vice President and Treasurer and principal financial officer of BorgWarner Inc. from May 1993 until June 1999. Mr. Adams also is a member of the Supervisory Board of BERU AG.

David T. Brown 2004	59
Mr. Brown retired from Owens Corning on December 31, 2007.  He was President and Chief Executive Officer of Owens Corning from April 2002 until his retirement. He was Executive Vice President and Chief Operating Officer from January 2001 to March 2002. He was Vice President of Owens Corning and President, Insulating Systems Business from January 1997 to December 2000.

Paul E. Glaske 1994	73	Mr. Glaske was Chairman, President and Chief Executive Officer from April 1992 until his retirement in October 1999 of Blue Bird Corporation, a leading manufacturer of school buses, motor homes and a variety of other vehicles. Mr. Glaske is also a director of Lincoln Educational Services Corporation, Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

No director nominee, director or executive officer is related to any other director nominee, director or executive officer (or to any director or executive officer of any of the Company’s subsidiaries) by blood, marriage or adoption.  There are no arrangements or understandings between any nominee or any of our directors or executive officers or any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director of the Company or any of its subsidiaries.  No director or executive officer of the Company is party to, or has any material interests in, any material legal proceedings that are adverse to the Company or its subsidiaries.

Board of Directors and Its Committees

The Board of Directors held four regular meetings during 2007. All of the directors attended at least 75% of the meetings of the Board of Directors and each committee on which they served.  The Company’s Corporate Governance Guidelines set forth the Company’s policy that directors should use their best efforts to attend the Company’s annual meeting of stockholders. All directors serving at the time of the 2007 Annual Meeting of Stockholders attended the meeting.

The Board of Directors has a standing Compensation Committee, Audit Committee, Corporate Governance Committee and Executive Committee. The Charters for each of our Board committees can be accessed on the Company’s website at www.borgwarner.com.

The Board has determined that all Board members meet the independence requirements of the New York Stock Exchange (“NYSE”), with the exception of Mr. Manganello, our Chairman and Chief Executive Officer, and Mr. Adams, our Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Under the Company’s Corporate Governance Guidelines, a director will not be considered independent unless the Board determines that such director has no direct or indirect material relationship with the Company. In addition, the Company’s Corporate Governance Guidelines provide, among other things, that:

•	a director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship.

•
a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 per year in such compensation.

•
a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company, is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

•
a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee, is not “independent” until three years after the end of such service or the employment relationship.

•
a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

•	a director who is not considered independent by relevant statute or regulation is not “independent.”

Compensation Committee.  The current members of the Compensation Committee are Directors Drummond (Chairman), Bonanno, and Brown. The principal functions of the Compensation Committee include reviewing and approving executive appointments, remuneration, and compensation plans and supervising the administration of these plans. The Compensation Committee met six times during 2007.

Audit Committee.  The current members of the Audit Committee are Directors Novak (Chairman), Schaum and Stallkamp. The Audit Committee of the Board of Directors of BorgWarner Inc. is charged with assisting the full Board in fulfilling the Board’s oversight responsibility with respect to the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee also has the responsibility for, among other things, selection and compensation of the independent registered public accounting firm, monitoring the independent registered public accounting firm’s qualifications, independence and work (including resolving any disagreements between the Company’s management and the independent registered public accounting firm regarding financial reporting), pre-approving all audit services to be performed by the independent registered public accounting firm, monitoring the performance of the Company’s internal audit function and reviewing on behalf of the Board  the Company’s pension plans and risk management programs. The responsibilities of the Committee are set forth in its charter, which is reviewed at least annually.

Each member of the Committee meets the independence requirements set by the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Novak is a financial expert as defined by the rules and regulations of the Securities and Exchange Commission. None of the members of the Committee simultaneously serve on the audit committees of more than two other public companies.

 The Audit Committee met seven times during 2007. The Audit Committee’s charter, which was amended in November 2007, is attached as Annex A.

Corporate Governance Committee.  The present members of the Corporate Governance Committee are Directors Glaske (Chairman), Drummond and Michas. The principal functions of the Corporate Governance Committee include making recommendations to the Board of Directors regarding: (i) Board composition and structure, (ii) corporate governance principles, including the nature, duties and powers of Board committees, (iii) term of office for members, (iv) qualified persons to be nominated for election or re-election as directors, (v) stockholders’ suggestions for board nominations, (vi) the emergency successor to the Chief Executive Officer, and (vii) any requests for waivers of application of the Company’s Code of Ethical Conduct and any related person transactions. The Corporate Governance Committee also establishes criteria for Board and committee membership, evaluates Company policies relating to the recruitment of directors and oversees the evaluation of the Board, its committees and management. The Corporate Governance Committee met four times during 2007.

The Corporate Governance Committee will consider nominees for the Board of Directors from a variety of sources, including current directors, management, retained third-party search firms, and stockholders.

Stockholders of record of the Company may recommend director candidates for inclusion by the Board in the slate of nominees which the Board recommends to stockholders for election. Appropriate biographical information and background material must be submitted to the “BorgWarner Inc. Corporate Governance Committee” c/o BorgWarner Inc. General Counsel, 3850 Hamlin Road, Auburn Hills, Michigan 48326 in a timely manner. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The General Counsel will review the information and provide to the Chairman of the Corporate Governance Committee an assessment of the candidate’s independence, freedom from conflicts of interest and general suitability. If the Chairman of the Committee decides to submit the candidate to the entire Committee, each member will receive the candidate’s background information and will be afforded an opportunity to interview the candidate.

In considering whether to recommend to the full Board any candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance Committee will consider, among other things, the following factors:

•	personal and professional ethics, integrity and values;

•	the education and breadth of experience necessary to understand business problems and evaluate and postulate solutions;

•	interest and availability of time to be involved with the Company and its employees over a sustained period;

•	stature to represent the Company before the public, stockholders and various others who affect the Company;

•	willingness to objectively appraise management performance in the interest of the stockholders;

•	open mindedness on policy issues and areas of activity affecting overall interests of the Company and its stockholders;

•	involvement only in activities and interests that do not create a conflict with the director’s responsibilities to the Company and its stockholders;

•	ability to evaluate strategic options and risks;

•	contribution to the Board’s desired diversity and balance;

•	willingness to limit public company board service to four or fewer boards of public companies, unless the Corporate Governance Committee approves otherwise; and

•
 agreement to tender promptly following their election an irrevocable resignation effective upon failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors.

The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. If the Corporate Governance Committee determines that a stockholder-nominated candidate is suitable and that the candidate should be recommended to the full Board, a quorum of the full Board must discuss whether to include the candidate in the slate of nominees which the Board recommends to stockholders for election and, if appropriate, adopt a resolution authorizing the inclusion.

There have been no material changes to the procedures by which security holders may recommend nominees since last year’s annual meeting.

You may send communications to your Board of Directors and to individual directors.  Such communications should be submitted in writing addressed to your Board of Directors or to one or more named individual directors in care of BorgWarner Inc., General Counsel, 3850 Hamlin Road, Auburn Hills, Michigan 48326.  All such communications will be forwarded promptly to your Board of Directors or such named individual director.

Executive Committee.  The present members of the Executive Committee are Directors Drummond, Manganello and Michas. The Executive Committee is empowered to act for the full Board during intervals between Board meetings when telephonic meetings cannot reasonably be arranged, with the exception of certain matters that by law may not be delegated. The Executive Committee met once during 2007.

Executive Sessions.  The non-employee directors meet in executive sessions without the presence of any corporate officer or member of management in conjunction with regular meetings of the Board. Director Glaske is the current presiding director.  It is expected that Director Michas will become presiding director upon Mr. Glaske’s retirement.  Interested parties can make concerns known directly to the non-management directors on-line at www.mysafeworkplace.com or by toll-free call to 1-800-461-9330.

REPORT OF THE BORGWARNER INC. AUDIT COMMITTEE

Management of your Company is responsible for the preparation, presentation and integrity of your Company's financial statements and for the effectiveness of internal control over reporting.  Management and the Company's internal auditing department are responsible for maintaining its accounting and financial reporting principles and internal controls and procedures designed to maintain compliance with accounting standards and applicable laws and regulations.  Deloitte & Touche LLP, the independent registered public accounting firm for the Company is responsible for auditing your Company's financial statements and internal controls over financial reporting, and expressing opinions on (1) the conformity of the financial statements with accounting principles, generally accepted in the United States of America and (2) the effectiveness of internal control over financial reporting.  The Audit Committee is responsible for the appointment, oversight, compensation and retention of the independent registered public accounting firm.

            In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the audited financial statements for the year ended December 31, 2007.  The Audit Committee also has discussed with Deloitte & Touche LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Interim Auditing Standard AU Section 380, "Communication with Audit Committees."  We have received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1. ("Independence Discussions with Audit Committees"), and have discussed with Deloitte & Touche LLP their independence.  The Audit Committee has concluded that Deloitte & Touche LLP's provision of audit and non-audit services to the Company is compatible with their independence.

              The Audit Committee discussed with Deloitte & Touche LLP  the overall scope and plans for their audit.  The Audit Committee meets with Deloitte & Touche LLP, with and without management present to discuss the results of their audits, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.  In addition, the Audit Committee provided guidance and oversight to the internal audit function, including the audit plan, and results of internal audit activity.  The Director of Internal Audit has direct access to the Committee to discuss any matters desired, and the Director of Internal Audit presented an update of internal audit activity at each Committee meeting.

The members of the Audit Committee are not full-time employees of your Company and are not performing the functions of auditors or accountants.  As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.  Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors.  Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are "independent."

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee that are described above and in the Audit Committee's charter, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.  It also recommended to the Board that, subject to stockholder ratification, Deloitte & Touche LLP be appointed as the independent registered public accounting firm for the Company.

BORGWARNER INC. AUDIT COMMITTEE

Ernest J. Novak, Chairman
Thomas T. Stallkamp      Richard O. Schaum

           The Audit Committee Report does not constitute soliciting material. It is not considered filed by us and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

 Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 14, 2008, certain information regarding beneficial ownership of common stock by those persons and entities that are known to the Company as beneficially owning more than five percent of the Company’s common stock.

	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class

UBS AG	15,036,076	(a)	12.9%
Bahnhofstrasse 45, PO Box CH-8021 Zurich, Switzerland
AXA Financial, Inc.	7,843,361	(b)	6.7%
1290 Avenue of the Americas New York, New York 10104

(a)	Pursuant to a Schedule 13G/A dated February 14, 2008 on behalf of UBS AG indicating that it had sole voting power for 15,036,076 and shared dispositive power for 16,354,032.
(b)
Pursuant to a Schedule 13G/A dated February 14, 2008 on behalf of AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA indicating that it had sole voting power for 7,843,361 shares, shared voting power for 1,446,274 shares, and sole dispositive power for 12,300,398 shares.

The following table sets forth, as of March 3, 2008, certain information regarding the beneficial ownership of common stock.  Each person who was a director of the Company at December 31, 2007, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and such directors and executive officers as a group.

	Amount and Nature of Stock Ownership(b)(c)
Name of Beneficial Owner (a)		Percent of Class

Timothy M. Manganello	350,598.93	*
Robin J. Adams	182,184.36	*
Bernd Matthes	43,556.00	*
Cynthia Niekamp	73,246.71	*
Roger J. Wood	120,955.38	*
Phyllis O. Bonanno	33,428.00	*
David T. Brown	5,682.00	*
Jere A. Drummond	37,704.00	*
Paul E. Glaske (d)	71,322.00	*
Alexis P. Michas	183,014.00	*
Ernest J. Novak, Jr.	20,104.00	*
Richard O. Schaum	7,568.00	*
Thomas T. Stallkamp	6,674.00	*
All directors and executive officers of the Company (18 persons)	1,737,264.16	1.48%

*	Represents less than one percent.
(a)	For purposes of the above table, the address for each named person is 3850 Hamlin Road, Auburn Hills, Michigan 48326.
(b)
 Includes the following number of shares issuable upon the exercise of options within the next 60 days: 80,926 for Mr. Adams; 24,000 for Ms. Bonanno; 28,000 for Mr. Drummond; 28,000 for Mr. Glaske; 112,440 for Mr. Manganello; 14,840 for Mr. Matthes; 24,000 for Mr. Michas; 28,000 for Ms. Niekamp; 8,000 for Mr. Novak; 39,418 for Mr. Wood; and 675,186 for all directors and executive officers of the Company.

(C)	Includes all shares with respect to which each officer or director directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.
(d)	Retiring at April 30, 2008 Annual Meeting of Stockholders

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock.  Such officers, directors and persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.

Based solely on a review of the copies of such forms that were received by the Company, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that all filing requirements applicable to its directors, executive officers and greater than 10 percent stockholders were complied with during 2007.

Code of Ethics

The Company has long maintained a Code of Ethical Conduct which is applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for CEO and Senior Financial Officers which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer and Controller. Each of these codes is posted on the Company’s website at www.borgwarner.com.

COMPENSATION DISCUSSION AND ANALYSIS

General

The primary executive compensation objectives of the Compensation Committee of our Board of Directors are to:

•	attract and retain the best possible executive talent,
•	motivate these executives to achieve goals that support the Company’s business strategy (including growth and the creation of long term value),
•	link executives’ and stockholders’ interests through equity-based plans, and
•	provide a compensation package that is based on individual performance as well as overall business results.

    To achieve these objectives, our Compensation Committee has implemented and maintains compensation plans and programs that tie a substantial portion of our executives’ overall compensation to our financial performance, our common stock price, and the achievement of total shareholder return as compared to our industry. Overall, the intention is to set compensation targets slightly above the median competitive levels of comparable companies in the automotive, transportation and general industry sectors (as described further in the Compensation Benchmarking section) and reward for above median performance.  Targets are set above the median to motivate exceptional performance.

The primary components of our 2007 compensation program are base salary, an annual bonus plan, performance shares and stock options. Generally, we set base compensation at the market median, which we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We use annual cash incentives in order to reward our executives for meeting annual objectives of our long-range plan.  We use long term equity incentives to reward long-term performance (over a time horizon of three or more years) thus linking our executives’ interests with that of stockholders by maximizing long-term stockholder value.  We determine the appropriate level for each compensation component for each executive based in part, but not exclusively, on competitive benchmarking.  Other factors that affect these decisions include our recruiting and retention goals, our view of internal equity and consistency (e.g., size and complexity of business managed, scope and influence of role), and other considerations we deem relevant, such as rewarding superior performance.

Our Compensation Committee performs a strategic review of our executive officers’ compensation at least annually. During this review, our Compensation Committee evaluates our compensation philosophy and objectives to ensure that they continue to reflect our business objectives, competitive realities and our Board’s determination of the best interests of stockholders. Our Compensation Committee then determines whether our compensation programs are meeting these objectives, providing adequate incentives and motivation to our executive officers and adequately compensating our executive officers relative to comparable officers in other companies with which we compete for executives. Also as part of this strategic review in 2007, our Compensation Committee determined the compensation of our 17 corporate officers including our Chief Executive Officer, our Chief Financial Officer and the three other officers whose compensation is detailed in the Summary Compensation Table on page ____(the “Named Executive Officers”). For compensation decisions, including decisions regarding the grant of equity compensation, relating to executive officers other than our Chief Executive Officer, our Compensation Committee considers recommendations from our Chief Executive Officer. At the request of the Compensation Committee, materials for Committee meetings are prepared by our Vice President, Human Resources with assistance from the compensation consultant engaged by the Committee, Hewitt Associates, LLC (the “Compensation Consultant”) in 2007. Our Compensation Committee’s strategic review for the 2007 plan year occurred in October 2006 and its strategic review for the 2008 plan year occurred in October 2007 (in each instance in an extended session). The Committee consulted with our Chief Executive Officer during this session regarding the compensation of our 16 other corporate officers.

Compensation Benchmarking

    Our Compensation Committee believes that benchmarking is a useful tool because it is a reflection of the market in which we compete for talent and provides credibility for our compensation programs with both our employees and our stockholders. However, benchmarking is not the only criterion used in compensation decisions.  Other factors such as internal equity, individual and business performance, and the degree of alignment between job duties of the incumbent with the benchmark job description are also considered.  For example, in instances where an executive officer is uniquely key to our success, our Compensation Committee may provide compensation in excess of these benchmarks.

As part of our compensation benchmarking, each year our Compensation Committee engages an outside consultant, Hewitt Associates, LLC in 2007, to compare the total compensation levels (including base salary, annual bonus, and long-term incentives) for our executive officers to the compensation practices of a comparator group with whom we compete for talent. Our Compensation Committee has established that the comparator group (“Comparator Group”) used for benchmarking executive officer compensation should include companies with revenues between $1.5 billion and $15 billion in the automotive, transportation and general industrial sectors, with general industrial companies comprising no more than 25% of the total group. The group used for establishing 2007 compensation levels consisted of the following thirty-one companies:

AMSTED Industries, Inc.	Fleetwood Enterprises, Inc.	Praxair Inc.
BAE Systems, Inc.	Freightliner LLC	Robert Bosch Corporation
Ball Corporation	Harley-Davidson Motor Co.	The Sherwin-Williams Co.
Brunswick Corporation	Illinois Tool Works Inc.	SPS Technologies Inc.
Cummins Inc.	Intl Truck and Engine Corp.	Thyssen Krupp Budd Co.
Dana Corporation	ITT Industries, Inc.	The Timken Company
Denso Intl America, Inc.	Kennametal Inc.	TRW Automotive Inc.
Donaldson Company Inc.	Metaldyne Corporation	Valmont Industries Inc.
Dover Corporation	PACCAR Inc.	Worthington Industries Inc.
Eastman Chemical Co.	Parker Hannifin Corporation
Eaton Corporation	Polaris Industries Inc.

Due to the differences in size among the comparator companies, a form of analysis known as regression was used in order to normalize the survey results for the size of our Company.

    Generally, our executive compensation program comprises base salary at the 50th percentile of the Comparator Group, annual target bonus at the 65th percentile of the Comparator Group, and long-term target incentives at the 65th percentile of the Comparator Group. We believe that these percentiles reflect consideration of our stockholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals. We also believe that these percentiles provide for a competitive level of base compensation at the midpoint of the market and place a higher level of compensation potential (65th percentile) on direct performance-based components (bonus and long-term incentives). Further, the achievement of a target level long-term incentive payout under the performance share grants is predicated on our total shareholder return over a three year period being at the 65th percentile of our peers.

Components of Compensation

The key elements of our executive compensation program are base salary, short-term (annual) incentives and long-term incentives. In 2007 the long-term incentive vehicles used were performance shares, stock options and stock units.  Additionally, a limited number of executive benefits and perquisites are used based on competitive practices and to provide a connection to our industry, such as the provision of leased vehicles with BorgWarner component content to our executives.

Base Salary

Base salaries for our executives are established based on the scope of the executive’s responsibilities, taking into account competitive market compensation paid by other companies for similar positions and internal equity.  Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, individual and business unit performance, and experience.

Based on its review of the compensation data described above in October 2006 for the 2007 plan year, our Compensation Committee determined that, relative to the Comparator Group, the majority of the Named Executive Officers had base salaries below the targets set forth in our executive compensation program.  Even so, due to the competitive pressures in the North American automotive industry, a recommendation was made by our Chief Executive Officer and accepted by our Compensation Committee to freeze the base salary for our Chief Executive Officer and all but one of the Named Executive Officers in 2007.  Dr. Matthes received a base salary increase for internal equity purposes resulting from the growth of the business unit he manages.

Our Compensation Committee’s review of the 2008 base salaries for our Named Executive Officers occurred in October 2007.  The freezing of base salaries in 2007 as noted above resulted in salaries significantly below the median of the Comparator Group for all but one of our Named Executive Officers.  Base salary increases ranging from 0 – 22% were therefore granted for 2008 in accordance with our stated philosophy to target the median of the competitive market, to reward strong 2007 performance, and to motivate continued strong performance.

Short-Term Incentives

The Management Incentive Plan (“MIP”) is our cash-based, annual incentive plan for executives.  The primary purposes of the MIP are: (i) to focus key managers on creating economic value ("EV") for the Company; (ii) to reinforce teamwork and collaboration among key managers of the Company by measuring the management team at each business unit by the business results they achieve together; (iii) to deliver competitive awards for key managers when economic value objectives are achieved or surpassed; and (iv) to attract and retain key managers by enabling participants in the MIP to share in the success of the Company.  As a result, we have chosen to use EV as our performance measure because we consider EV to be the foundation on which we operate and a very dynamic measure of how well we turn investment into profit. It is based on the concept that a business can be financially strong in the long run only if it consistently earns enough to cover its operating cost and, at the same time, produces enough additional earnings to cover its cost of capital or pay interest on debt and provide the required return to its stockholders. We consider any amount that exceeds these requirements to truly be additional economic value.

The formula used in the MIP is as follows: EV = After-Tax Operating Income minus (Average Operating Investment x Cost of Capital). We define “After-Tax Operating Income” as income prior to interest and finance charges net of income taxes calculated at a fixed composite statutory rate. We define “Average Operating Investment” for each business unit as the sum of the assets employed in the business less operating liabilities such as accounts payable, accruals, and long-term liabilities other than debt. We define “Average Operating Investment” for the Company to be the sum of debt, minority interest, and stockholders equity less cash and cash equivalents and 1987 leveraged buy-out (“LBO”) related goodwill. We define “Cost of Capital” as the rate of return on capital invested required to compensate debt and equity investors.

Actual performance under our MIP is measured annually from January 1 to December 31. Our Compensation Committee determines any earned MIP bonuses for any given fiscal year after review of the actual performance in relation to pre-established targets for that fiscal year. Ordinarily, bonuses are paid in a single installment in the first quarter following the completion of a given fiscal year. The MIP is designed so that bonus compensation determined thereunder is considered qualified performance-based compensation within the meaning of Internal Revenue Code Section 162(m).  Although annual bonuses currently depend primarily on the achievement of EV objectives, our Compensation Committee may adjust bonus measures and awards based on other financial or non-financial measures that it believes will benefit long-term stockholder value. While EV was the sole measure used for the payment of executive bonuses for the 2007 plan payment made in the first quarter of 2008, an adjustment was made to the EV performance improvement goals.  See page ___ for an explanation of this adjustment.

We expect each of our business units to increase its economic value each year in order to receive above threshold levels of payout. Accordingly, a range of performance expectations (Threshold, Target and Maximum) is set by management and approved by our Compensation Committee, three years at a time, for our Company and each of our business units. At the time the performance expectations are set, there is substantial uncertainty as to whether they will be met.  Generally, the Threshold for each of the three years is set at a level that is greater than or equal to the EV achieved in the last year of the preceding three year period.  In each of the second and third years of the three-year cycle, the Threshold value remains constant and the Target and Maximum values are adjusted upward each year.  For the 2005 – 2007 performance cycle, the Target and Maximum values were set at an improvement of 1% and 2%, respectively, of the operating investment (“OI”) at the beginning of the three-year cycle.

Establishment of 2005 - 2007 Cycle EV Levels
	Year 1: 2005	Year 2: 2006	Year 3: 2007
Threshold	Base EV	Base EV	Base EV
Target	Base + 1% of OI	Base + 2% of OI	Base + 3% of OI
Maximum	Base + 2% of OI	Base + 4% of OI	Base + 6% of OI

    Because the performance objectives under our MIP are determined three years at a time rather than annually, our MIP is a very challenging plan for our executives and forces our key managers to find ways to generate and sustain economic growth over an extended period.  Over the last nine years, results at or above target have been achieved just over half of the time.

In order to encourage a longer-term perspective in decision-making while continuing to reward participants for the achievement of annual goals, our MIP includes a “Carryover Bonus” feature that allows participants to earn, over the following two-year period, any MIP bonus opportunity (up to specified maximum limits) that was not attained during the current plan year. Thus, if the Maximum bonus opportunity is not earned in a given year, then the amount of the shortfall can be earned over the next two years (50% each year) by achieving results each year which are higher than the prior year.  However, no Carryover Bonus from a prior year is earned if the Threshold level of performance for the current year is not achieved. For example, if an individual was part of a unit which achieved results at Threshold in year one, that individual would carryover the lost dollar opportunity between Threshold and Maximum into years two and three.  If in year two that individual’s unit achieved Maximum results, he would be paid 50% of that lost opportunity from year one.  If in the subsequent year three, his unit’s performance was below Threshold, he would lose the other 50% of the original carryover from year one.  Because the carryover opportunity is available in addition to the basic bonus opportunity for the next two years, in a given year, the Carryover Bonus from prior years may increase the annual bonus opportunity of the executive officers above the regular target levels.

Because 2007 was the last year of a 3-year cycle of MIP, our Compensation Committee and management undertook a study in mid-2007 with the assistance of the Compensation Consultant to reassess the MIP design with regard to its relevance to current market practice and projections of the business environment for the 2008 – 2010 cycle. Subsequently, based on typical plan design features as compared with other companies, as well as dramatic shifts in the shrinking North American auto industry, our Compensation Committee determined that for the 2008-2010 cycle the following EV-based performance objectives represent realistic stretch goals that are calibrated to motivate continued excellent performance and delivery of shareholder value.  This plan also addresses overall competitiveness critical to attraction and retention of talent.

Establishment of 2008 – 2010 Cycle EV Levels
	2008	2009	2010
Threshold	Base EV	Base EV	Base EV
Target	Base + 0.5% of OI	Base + 1% of OI	Base + 1.5% of OI
Maximum	Base + 1% of OI	Base + 2% of OI	Base + 3% of OI

The results of this study completed in mid-2007 caused our Compensation Committee to also reassess the applicability of the 2007 MIP performance improvement factors established 3 years earlier.  Our Compensation Committee therefore determined in November 2007 that the new EV performance improvement formula outlined above for the third year of the cycle should also be applied to the 2007 results (including the carryover calculation) to better reflect competitive market practices and to be more realistic in view of shifts in the automotive industry that have already occurred.  This action supports a critical goal of the program to motivate employees to desired performance in a year where the Company’s stock price and total shareholder return increased significantly.

Based on our compensation philosophy, in November 2006, for the 2007 plan year, our Compensation Committee approved target bonus opportunities ranging from 85% to 125% of base salary for our Named Executive Officers.  (See Grants of Plan-Based Awards table on page____).  Our Named Executive Officers receive 50% of the Target opportunity for achieving Threshold performance and 200% of the Target opportunity for achieving Maximum performance or above.  Results in between these levels are interpolated.  In November 2007, our Compensation Committee approved the target bonus opportunities for our executive officers for 2008.  These target bonus opportunities range from 85% to 130% of base salary for our Named Executive Officers.  The target bonus opportunities reflect the approximated 65th percentile of annual bonus levels for similar positions in the Comparator Group. The final bonus amounts paid, if any, are determined by our Compensation Committee based on achievement of the performance measures.

The bonus opportunity for each officer is further defined by unit, group and corporate results as applicable.  The Compensation Committee’s objective for the Presidents is to assign the largest percentage of the bonus opportunity to the individual business unit for which the executive has responsibility, while also promoting collaboration within and between business groups.

For our Named Executive Officers, the 2007 bonus opportunities were allocated as follows:

	BorgWarner Inc.	BERU*	Business Group	Business Unit
T. Manganello, CEO	90%	10%
R. Adams, CFO	90%	10%
R. Wood, President, Turbo/Emissions	20%	10%	15%	55%
C. Niekamp, President, TorqTransfer Systems	30%		15%	55%
B. Matthes, President, Transmission Systems	30%		15%	55%
* In January 2005, BorgWarner acquired a majority stake in BERU, a leading global supplier of diesel cold starting technology, gasoline ignition technology, and electronic control units and sensor technology.  For 2007, BERU was not included in “BorgWarner Inc.” for purposes of calculating incentive compensation, consistent with the MIP’s treatment for acquisitions.  Beginning in 2008 BERU will be included in "BorgWarner Inc." for incentive compensation purposes.

In November 2007, our Compensation Committee revised these percentages for the three Presidents mentioned in the table above to reflect a split of 60% based on business unit, 15% based on business group and 25% based on BorgWarner Inc. corporate results for 2008 to further align their bonus opportunity to the results of their individual units, consistent with market practices.

In February 2008, our Compensation Committee determined that, for purposes of our MIP, during the 2007 plan year, the Company created economic value of $49.3 million, which resulted in a payout under the new performance improvement formula indicated above between the Target and Maximum levels for the BorgWarner Inc. component.  A portion of the bonus payments for Mr. Manganello, Mr. Adams, Mr. Wood, Ms. Niekamp and Dr. Matthes included carryover from the previous year.  For details of these amounts, as well as further information regarding the 2007 MIP bonuses paid to our Named Executive Officers, see the Summary Compensation Table on page ___.

Long-Term Incentives

We believe that long-term performance is achieved through an ownership culture that rewards our executives for the maximization of long-term stockholder value. Our long-term incentive plans have been established and operated to provide certain of our employees, including our executive officers, with appropriate incentives to help align their interests with the interests of our stockholders. Furthermore, our stock compensation plans have provided a method for our executive officers to acquire equity interests in our Company and comply with our stock ownership guidelines.

ESPP. The Executive Stock Performance Plan (“ESPP”) was approved by our stockholders and became effective on April 18, 1995. Under the terms of the ESPP, the final award of units was made in February 2004 for the three-year performance period beginning January 1, 2004 and ending on December 31, 2006. Therefore the final payment under the ESPP was made in February 2007 for the 2004 to 2006 performance period.

SIP. All long-term incentive grants awarded in 2007 (performance shares, stock options and stock units) were awarded under the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan (the “SIP”). Although the SIP provides for the use of a variety of equity-related vehicles, our Compensation Committee determined in 2007 to rely primarily on grants of stock options and performance shares in order to motivate and reward executives for growth in total shareholder return as compared to our industry (in the case of performance shares) and growth in the Company’s stock price (in the case of stock options and performance shares).

As discussed above, the target awards (in dollars) for our executives are based on the 65th percentile market value that reflects the responsibility of each Named Executive Officer, with grant sizes (in shares) based on a valuation methodology calculated by the Compensation Consultant.  This methodology is the same one used by the Compensation Consultant in its market study to value equity compensation consistently between companies. Based on its review of the market data described above, our Compensation Committee approved grants in 2007 that were substantially at this target market value for our Named Executive Officers.

    In 2007, two-thirds of total value of the target long-term incentive opportunity was delivered through performance shares and one-third of total value was delivered through stock options. Due to the significant challenges in the automotive industry, our Compensation Committee determined to place the greater emphasis on performance shares because of its belief that this long-term incentive vehicle provides a more direct comparison of our performance to the performance of our peers within our industry while firmly aligning our executives’ interests with the interests of our stockholders.  See further discussion of the performance shares below.

In February 2007, performance shares were granted to our Named Executive Officers to coincide with the beginning of the three-year performance period.  Stock options were also granted at that time.  In accordance with the SIP, the exercise price for the stock options was set at the average of the high and low price of our common stock on the date of grant.

At its November 2007 meeting, our Compensation Committee decided that restricted stock would be used for a portion of the 2008 long-term incentive award grants (replacing one-third of the value that would otherwise have been granted in stock options).   This change, which will also be made for non-officer participants, is viewed as a more effective retention tool and reflects the increasing use of restricted stock in the competitive market.  It also better aligns the officers’ equity compensation with that of the members of the Board of Directors, who receive their equity compensation through restricted stock.

Performance Shares.  Annual grants of performance shares are designed to provide competitive payouts at the end of a three-year period relative to how well we perform against a peer group of companies (the “Peer Group Companies”) in terms of Total Shareholder Return (“TSR”). A listing of the Peer Group Companies (for the 2006 and 2007 grants) and the Former Peer Group Companies (for the 2005 grant) can be found on page ___.  Our Board of Directors reserves the right to modify the list at any time in order to ensure that the peer group remains relevant as a measure for TSR performance. When granted, each performance share represents one share of common stock.  In order for participants to earn a target award, the performance of our common stock must be at the 65th percentile of the TSR performance over a three-year period when compared to the Peer Group Companies. The value of the payout at the end of the three-year performance period is based on both the TSR performance and the stock price at the end of the period. This provides an additional link to stockholder value.

    A new performance period begins each January 1 and ends three years later on December 31. As a result, up to three performance periods may overlap in a given year.

    The target award is determined at the beginning of the performance period. The award is expressed in terms of performance shares.  Our Compensation Committee established a convention in February 2007 for determining the stock price to be used for converting the target dollar amount to a specific number of shares.  This was established in order to provide consistency in the method of determining the stock price to be used from year to year.  The convention uses the average closing price of the Company’s common stock for the last five (5) trading days of the year preceding the date of grant, which coincides with the end of the prior performance period. The actual shares awarded for 2007 are detailed on page ___in the Grants of Plan-Based Awards table. The final value of each performance share will be determined only after the close of the performance period. There is no annual vesting of the target awards under this plan.

The actual number of performance shares earned at the time of payout will range from 0% to a maximum of 175% of target, depending on our TSR performance at the end of the three-year period relative to the percentile distribution of TSR performance for the other companies in the peer group.

Performance Share TSR Performance/Payout Table
BorgWarner TSR Percentile to Peer Group	Percent of Target Number of Performance Shares Earned
Below 25th percentile	0.000%
25th percentile	25.000%
35th percentile	43.750%
50th percentile	71.875%
65th percentile	100.000%
75th percentile	130.000%
90th percentile	175.000%

Interpolation is used to determine the percent of performance shares when our percentile rank does not fall directly on one of the ranks listed in the above.

Payment of earned performance shares is made in a combination of stock and cash in order to facilitate ownership of our common stock by our executives. Under current practice, sixty percent of the earned performance shares are converted to our common stock. The shares of stock are typically delivered shortly after our Compensation Committee certifies the results, which occurs during the first quarter after the three-year cycle has ended. Also under current practice, forty percent of the award is paid in cash since the full amount of the award is subject to income tax in the year in which it is received.  The cash portion is based on the fair market value (average of the high and low sales price) of our stock on the date of delivery.

Stock Options.  The role of stock options in the overall executive compensation package has been as a retention tool and as an incentive to and reward for improving the long term stock value to stockholders.  In 2007, the stock options were granted in February at the same time as the performance shares.  The exercise price is the average of the highest and lowest reported sales price of our common stock on the New York Stock Exchange on the day of the award. This method is used to mitigate any major fluctuations in the stock price that could occur during a typical day of trading in the stock market.

The option term is ten years from the date of grant and each stock option grant is subject to a two-step vesting period. One-half of the stock option grant will become available for exercise on the second anniversary of the grant and the remainder of the grant will become available for exercise on the third anniversary of the grant if the option-holder is still employed by the Company.

Executive Benefits and Perquisites

General. Our Named Executive Officers are eligible to participate in all of our employee benefit plans (such as medical, dental and vision care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; employee assistance programs (confidential counseling); a defined contribution retirement plan including a 401(k) feature; and paid time off), in each case on the same basis as our other employees. The retirement plans described below are provided to executives in order to permit them to accumulate funds for retirement and to provide a competitive retirement package as compared to other companies. Additionally, as described below, a limited number of executive perquisites are used, also based on competitive practices. Our Compensation Committee in its discretion may revise, amend or add to an officer’s executive benefits and perquisites if it deems it advisable. We believe that the benefits and perquisites we provide our executives are currently at or below median competitive levels for comparable companies.

    The additional executive perquisites available to our Named Executive Officers include a company-leased vehicle, financial counseling, and limited personal use of corporate aircraft (we do not encourage personal use but recognize that at times it is appropriate).  Each of our Named Executive Officers is eligible for a new vehicle at the earlier of 60,000 miles or three years. In addition to the cost of the lease, we pay for the cost of insurance, vehicle license, taxes, and maintenance. Financial counseling and annual income tax preparation services are provided to our Named Executive Officers through a third-party service to allow Named Executive Officers to better focus on meeting the considerable demands of their positions.

Other executive benefits available to our Named Executive Officers include the BorgWarner Inc. Retirement Savings Excess Benefit Plan (“Excess Plan”) and the BorgWarner Inc. 2004 Deferred Compensation Plan (“Deferred Compensation Plan”).  All of our Named Executive Officers received Company contributions under the Excess Plan in 2007.  None of our Named Executive Officers made deferrals into the Deferred Compensation Plan in 2007.  Mr. Wood has an account balance in the Deferred Compensation Plan from deferrals made prior to his appointment as an officer of the Company.  See further descriptions of these plans on page ___ under the Non-Qualified Deferred Compensation section.

Pension Benefits.  Except as described below on page ___, none of our Named Executive Officers participate in or have account balances in any of the qualified or non-qualified defined benefit pension plans sponsored by us.

Potential Payments Upon Termination or Change of Control

    Change of Control Employment Agreements.  We have entered into Change of Control Employment Agreements (the “Change of Control Agreements”) with each of our Named Executive Officers. In establishing the Change of Control Agreements, our Board of Directors determined that it is in the best interests of the Company and its stockholders (i) to assure that we will have the continued dedication of our Named Executive Officers in the event of the threat or occurrence of a Change of Control, and (ii) to diminish the inevitable distraction of our Named Executive Officers by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control by agreeing to provide two to three years of compensation (depending on position) if the executive’s employment is terminated as a result of a Change of Control. See pages ___ and __ for further details of the Change of Control Agreements for our Named Executive Officers.

    Severance Benefits. Each of our Named Executive Officers is eligible for severance benefits under the BorgWarner Inc. Transitional Income Plan (“TIP”). The TIP was established to provide some financial protection to all U.S. salaried employees in the event that their employment is terminated for reasons beyond their control. The TIP benefit includes a lump sum payment that is based on salary level and length of service with us (with a maximum benefit of twenty-six weeks of base salary, adjusted for unemployment benefits) and medical coverage.

Stock Ownership Guidelines

In order to promote equity ownership and further align the interests of our management and our stockholders, we have established stock ownership guidelines that request our executives to hold a significant and sustained long-term personal financial interest in the Company. Our stock ownership guidelines, which apply to all of our officers including our Named Executive Officers, request that our officers own and continuously hold a minimum level of stock as long as we employ them. The levels of requested stock ownership for our Named Executive Officers are as follows:

Position	Stock Ownership Guideline
CEO	Three times average salary plus bonus for prior three years
CFO and Presidents	Two times average salary plus bonus for prior three years

    Each of our Named Executive Officers is expected to fulfill this goal within five years of his or her appointment as an officer. Moreover, enough stock must be secured during each of the first five years to demonstrate progress toward fulfilling the goal by year five. Our Compensation Committee reviews the ownership level for our Chief Executive Officer and all other persons covered under this guideline each year. Our Board of Directors reserves the right to determine what action will be taken if a covered individual does not meet the requested ownership guidelines. All of our Named Executive Officers met the requested stock ownership guidelines in 2007.

Our Insider Trading and Confidentiality Policy prohibits our directors and employees from engaging in any transaction involving a put, call or other option on BorgWarner Securities or from selling any BorgWarner Securities he or she does not own; i.e., “selling short.”

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code places a limit on the deduction as a business expense of compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers in the year that the compensation is paid). Compensation that is “performance-based compensation” generally does not count toward Section 162(m)’s $1 million limit.

Our compensation plans are designed so that bonus compensation determined thereunder qualifies as performance-based compensation within the meaning of Section 162(m). Our Compensation Committee is comprised solely of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.  It is believed that all compensation earned by the named executive officers in 2007 was fully deductible for Federal income tax puroses.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Jere A. Drummond, Chairman
Phyllis O. Bonanno
David T. Brown

    The Compensation Committee Report does not constitute soliciting material.  It is not considered filed by us and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, the voting members of our Compensation Committee were Jere A. Drummond, Chairman, Phyllis O. Bonanno and David T. Brown. None of these persons was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries during such fiscal year. None of these persons has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee or the Company’s Board of Directors. No executive officer of the Company served as a director of another entity, or as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of such other entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers during 2007:
Name and Principle Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5)	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Timothy M. Manganello	2007	900,000	-	6,296,024	1,030,051	2,666,782	-	237,695	11,130,552
Chairman and CEO	2006	900,000	-	315,529	494,516	624,118	-	293,431	2,627,594

Robin J. Adams	2007	466,000	-	1,644,501	445,985	1,061,342	-	111,776	3,729,604
EVP, CFO and CAO	2006	466,000	-	167,811	295,042	215,686	-	150,336	1,294,875

Roger J. Wood	2007	395,000	-	1,271,210	254,809	709,924	-	158,982	2,789,925
President and GM, Turbo / Emission Systems	2006	395,000	-	117,169	123,333	329,835	-	249,738	1,215,075

Cynthia A. Niekamp	2007	365,000	-	1,032,589	213,575	875,385	-	58,724	2,545,274
President and GM, TorqTransfer Systems	2006	365,000	85,000	117,169	119,341	43,448	-	90,256	820,214

Bernd W. Matthes(6)	2007	365,000	-	1,032,589	198,144	326,478	-	321,672	2,243,883
President and GM, Transmission Systems	2006	-	-	-	-	-	-	-	-

(1) $85,000 sign-on bonus paid in 2006 per 2004 employment offer.
(2) 2007 compensation expense of the 2005, 2006, and 2007 performance share awards. Assumptions used in the calculations of these amounts are included in the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Summary Annual Report for 2008 filed with the Securities and Exchange Commission (See Note 12 on pages 49-52).
This also includes the 2007 compensation expense of the August 3, 2007 Recognition and Retention Grant to Mr. Manganello.
Details of this grant were disclosed in an 8-K filing on August 7, 2007. The compensation expense reported for 2006 included the
2004 ESPP award and the 2005 and 2006 performance share awards. Assumptions used in the 2006 calculations were included in the Company’s 2006 Annual Report filed with the Securities and Exchange Commission (See Note 12 on pages 49-52).
(3) 2007 compensation expense of aggregate grant date fair value of the 2004, 2005, 2006, 2007 Stock Option awards, excluding forfeitures.
Assumptions used in the calculations of these amounts are included in the Company’s audited financial statements for the fiscal year ended
December 31, 2007, included in the Company’s Summary Annual Report for 2008 filed with the Securities and Exchange Commission (See Note 12 on pages 49-52).
The compensation expense reported for 2006 included the aggregate grant date fair values of the 2004, 2005, 2006 Stock Option awards, excluding forfeitures. Assumptions used in the 2006 calculations were included in the Company’s 2006 Annual Report filed with the Securities and Exchange
Commission (See Note 12 on pages 49-52).
(4) Reflects the 2007 plan year payout, paid in February 2008, under the Management Incentive Plan (MIP), including Carryover Bonus payments of
$691,606 for Mr. Manganello, $243,180 for Mr. Adams, $95,801 for Mr. Wood, $80,424 for Dr. Matthes, and $288,055 for Ms. Niekamp.
The 2006 plan year payout under the MIP included Carryover Bonus payments of $2,582 for Mr. Manganello, $1,141 for
Mr. Adams, $713 for Mr. Wood. No Carryover Bonus was paid to Ms. Niekamp for the 2006 plan year.
(5) The actual change in the present value of the accumulated pension value decreased for Dr. Matthes by $98,908 in 2007 due to an increase in the discount rate used in 2007 compared to the rate used in 2006. Change in Pension Value for 2007 was converted from Euro to US Dollar using an exchange rate of 1 Euro = 1.4598 US Dollar.
(6) Compensation is not reported for Dr. Matthes for 2006 as he was not a Named Executive Officer.

All Other Compensation Table

The following table details, by category, the amounts reported above in the “All Other Compensation” column of the Summary Compensation Table for each of our Named Executive Officers. All of our Named Executive Officers exceeded the aggregate threshold of $10,000 for perquisites and personal benefits. The chart below indicates the amount in each category for each of our Named Executive Officers:

Name	Personal Use of Leased Vehicle	Financial Counseling	Personal Use of Company Aircraft	Relocation Costs (1)	Life Insurance Premiums Paid by Company	Tax Reimbursement	Registrant Contributions to Defined Contribution Plans (2)	TOTAL of "All Other Compensation"
	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Timothy M. Manganello	17,071	10,000	6,363	-	900	10,101	193,260	237,695
CEO
Robin J. Adams	9,943	10,000	-	-	839	7,250	83,744	111,776
CFO
Roger J. Wood	9,674	10,000	997	28,917	711	8,944	99,739	158,982
President, TBS/E
Cynthia A. Niekamp	-	10,000	1,477		657	5,061	41,529	58,724
President, TTS
Bernd W. Matthes	9,084	10,000	606	173,905	657	85,791	41,629	321,672
President, TS

(1) Amounts relating to relocation from New York to North Carolina and North Carolina to Michigan for Mr. Wood, and from Germany to Michigan for Dr. Matthes.
(2) Amounts contributed by the Company on behalf of its Named Executive officers during 2007 pursuant to the provisions of the RSP and the Excess Plan.

    The following table details the tax reimbursement amounts listed in Column (g) of the above table:
Name	Tax Reimbursement for Personal Use of Leased Vehicle	Tax Reimbursement for Financial Counseling Services	Tax Reimbursement for Personal Use of Company Aircraft	Tax Reimbursement for Relocation Costs	Total Tax Reimbursement
	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Timothy M. Manganello	2,846	6,828	427	-	10,101
CEO
Robin J. Adams	2,846	4,404	-	-	7,250
CFO
Roger J. Wood	2,846	4,404	444	1,250	8,944
President, TBS/E
Cynthia A. Niekamp	-	4,404	657	-	5,061
President, TTS
Bernd W. Matthes	2,798	4,404	270	78,319	85,791
President, TS

Grants of Plan Based Awards

The following table summarizes the grants of equity and non-equity plan awards to our Named Executive Officers in 2007:
Name	Grant Date	Estimated Possible Payout Under			Estimated Future Payout Under			All Other Stock Awards: Number of Shares or Stock Units	All Other Option Awards: Number of Securities Underlying Option	Exercise or Base Price of Option Awards (4)	Closing Market Price on Date of Option Grant	Grant Date Fair Value of Stock and Option Awards
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	($/Share)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Timothy M. Manganello		562,500	1,125,000	2,250,000
CEO	2/6/2007 (2)				22,000	88,000	154,000					3,080,000
	2/6/2007 (3)								114,840	34.95	35.00	1,208,117
	8/3/2007 (5)							253,274				11,166,851

Robin J. Adams		233,000	466,000	932,000				-
CFO	2/6/2007 (2)				8,350	33,400	58,450					1,169,000
	2/6/2007 (3)								43,460	34.95	35.00	457,199

Roger J. Wood		167,900	335,800	671,500				-
President, TBS/E	2/6/2007 (2)				5,200	20,800	36,400					728,000
	2/6/2007 (3)								27,060	34.95	35.00	284,671

Cynthia A. Niekamp		155,150	310,300	620,500				-
President, TTS	2/6/2007 (2)				3,800	15,200	26,600					532,000
	2/6/2007 (3)								19,700	34.95	35.00	207,244

Bernd W. Matthes		155,100	310,300	620,500				-
President, TS	2/6/2007 (2)				3,800	15,200	26,600					532,000
	2/6/2007 (3)								19,700	34.95	35.00	207,244

(1) 2007 bonus opportunity under the MIP. Estimated possible payout levels do not reflect carryover opportunities for the prior years.
(2) 2007 Performance Share Grant: Value of grant = number of target shares times the closing stock price on grant date of $35.00.
All amounts reflect values after December 17, 2007 stock split.
(3) 2007 Stock Option Grant: Stock options granted same day as approved by Compensation Committee of the Board of Directors.
FMV at grant date = number of shares times $10.52, excluding forfeitures in accordance with FAS123R. All amounts reflect values after December 17, 2007 stock split.
(4) Exercise Price is the average of the high and the low stock price on day of grant. Value is adjusted to reflect December 17, 2007 stock split.
(5) 2007 Recognition and Retention Grant: Value of Grant = number of stock units times the average of the high and low stock price on
August 3, 2007 of $44.09. Values are adjusted to reflect December 17, 2007 stock split. Details of this grant were disclosed in an 8-K filing on August 7, 2007.

    The equity awards reflected in the Grants of Plan-Based Awards table are granted under the SIP. Further details regarding BorgWarner’s incentive plans can be found in our Compensation Discussion and Analysis on pages xx-xx.

The peer group for the performance share grants includes publicly traded companies in the automotive supplier industry with at least $1 billion in sales that compete for stockholder investment dollars. For the performance period from January 1, 2007 to December 31, 2009, the peer group includes the following companies (the “Peer Group Companies”):

American Axle & Manufacturing	Johnson Controls Inc.	Tenneco Automotive Inc.
ArvinMeritor Inc.	Lear Corporation	TRW Automotive Inc.
Autoliv Inc.	Magna International Inc.	Visteon Corporation
Gentex Corporation	Modine Manufacturing Co.

Our Board of Directors reserves the right to modify the list at any time in order to ensure that the peer group remains relevant as a measure for TSR performance in the automotive supply industry.

To the extent a stock option is exercisable in the event of death of the option holder, the option may be exercised for a period of one year from the date of such death or until the expiration of the stock option, whichever period is shorter. To the extent a stock option is exercisable in the event of disability or retirement, the option may be exercised for a period of three years from the date of such disability or retirement or until the expiration of the stock option, whichever period is shorter. Our Compensation Committee may elect to accelerate the exercise date of a stock option in the event of employment termination, such as due to death, disability, or retirement. Stock options granted in 2005, 2006, and 2007 provided for immediate vesting in the event of retirement as defined under the Plan. Stock options granted in 2007 provided for immediate vesting in the event of death or disability. Our Compensation Committee decided to incorporate these provisions into these award agreements in order to provide for consistency in the acceleration of options in the event of retirement, death or disability. Our Compensation Committee took competitive practice into consideration.

If an option-holder incurs a termination of employment due to cause, any stock options held by the option-holder will terminate. If termination of employment is voluntary and without cause, any vested and unexercised stock options may be exercised for a period of five business days from the date of termination or until expiration of the stock option, whichever period is shorter. If termination of employment is involuntary and without cause, any vested and unexercised stock options may be exercised for one year or until the expiration of the stock option, whichever period is shorter.

In the event of a Change of Control, during the sixty day period from and after a Change of Control, our Compensation Committee may allow the option-holder to surrender all or part of his or her options to the Company and receive a cash payment equal to the difference between the Change of Control price and the exercise price of the option, less appropriate tax withholdings. However, if the Change of Control is within six months of the date of grant to an officer or director subject to Section 16(b) of the Exchange Act, then the option holder is unable to elect to receive a cash payment until after six months from the date of grant.

    Regarding adjustments to shares, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the stock or other change in corporate structure affecting the stock, our Compensation Committee or our Board of Directors may make such substitution or adjustments in the aggregate number, kind and option price of shares or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes all equity awards to our Named Executive Officers that remain either unexercised and/or unvested as of December 31, 2007:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (1)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (1)(3)	Market Value of Shares or Units of Stock That Have Not Vested (1)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)(4)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested (1)(4)
	(#)	(#)	(#)	(#)		(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Timothy M. Manganello		114,840		34.95	02/06/2017
CEO		100,000		29.09	07/26/2016
	62,000	62,000		29.04	07/27/2015
	25,072			22.28	07/28/2014
	23,064			12.66	07/24/2012
	2,304			12.07	07/25/2011
						253,698	12,281,514
								311,500	15,079,715

Robin J. Adams		43,460		34.95	02/06/2017
CFO		40,000		29.09	07/26/2016
	15,000	15,000		29.04	07/27/2015
	25,926			22.28	07/28/2014
	40,000			22.15	04/26/2014
								100,450	4,862,785

Roger J. Wood		27,060		34.95	02/06/2017
President, TBS/E		28,000		29.09	07/26/2016
	10,000	10,000		29.04	07/27/2015
	14,686			22.28	07/28/2014
	14,732			16.52	07/23/2013
								74,900	3,625,909

Cynthia A. Niekamp		19,700		34.95	02/06/2017
President, TTS		21,000		29.09	07/26/2016
	8,000	8,000		29.04	07/27/2015
	20,000			22.28	07/28/2014
								54,950	2,660,130

Bernd W. Matthes		19,700		34.95	02/06/2017
President, TS		21,000		29.09	07/26/2016
	8,000	8,000		29.04	07/27/2015
	6,840			22.28	07/28/2014
								54,950	2,660,130

(1) All amounts reflect values after December 17, 2007 stock split.
(2) The stock options noted with expiration dates of 2011, 2012, 2013, and 2014 are fully vested. Stock options with an expiration date of
2015 are 50% vested, with the other 50% vesting on July 27, 2008. Stock options with an expiration date of 2016 will vest 50% on July 26, 2008 and 50% on July 26, 2009. Stock options with an expiration date of 2017 will vest 50% on February 6, 2009 and 50% on February 6, 2010.
(3) The values in columns (g) and (h) represent the number of shares granted and the year-end value of the August 3, 2007 Recognition and
Retention stock grant to Mr. Manganello, valued at $48.41 per share, which is the closing stock price on December 31, 2007.
Dividend equivalents earned on Novemeber 15, 2007 are included. Details of this grant were disclosed in an 8-K filing on August 7, 2007.
(4) The values of columns (i) and (j) are comprised of performance share grants made under the SIP, issued for the performance periods of
2006-2008 and 2007-2009. Column (i) represents the number of all outstanding unearned performance shares that would be paid out at the end of each performance period if maximum TSR performance is achieved. The maximum value was assumed based on actual performance over the most recent period at maximum levels. Column (j) represents the number of performance shares in column (i) times the closing stock price of $48.41 on December 31, 2007. Actual future payouts will depend on several factors, including (i) the number of performance shares that are earned, as determined after the end of the performance period based on the level at which the applicable performance goals have been achieved, as described on pages XX–XX; and (ii) the fair market value of stock, as defined in the Plan.

Option Exercises and Stock Vested

The following table summarizes all option exercises and stock vestings by our Named Executive Officers during 2007:
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized On Exercise	Number of Shares Acquired on Vesting (2)	Value Realized On Vesting (3)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Timothy M. Manganello	-	-	64,575	3,126,076
CEO
Robin J. Adams	-	-	32,288	1,563,062
CFO
Roger J. Wood	-	-	23,975	1,160,630
President, TBS/E
Cynthia A. Niekamp	-	-	23,975	1,160,630
President, TTS
Bernd W. Matthes	7,740	355,586	23,975	1,160,630
President, TS

(1) Stock option exercises on June 19, 2007 were comprised of two exercises, 4,320 shares that were granted on July 23, 2003 and 3,420 shares granted on July 24, 2004.
(2) Number of “shares” disclosed in column (d) represents the total number of performance shares earned for the 2005-2007 performance period and paid in 2008. The performance shares are actually paid 60% in stock and 40% in cash.
(3) Amount in column (e) is equal to the number of units vested multiplied by $48.41, which is the closing stock price at the end of the performance period on December 31, 2007.

    As previously stated in the Compensation Discussion and Analysis, the granting of performance shares is designed to provide competitive payouts at the end of a three-year period relative to how well the Company performs against its Peer Group Companies in TSR.

At the end of the 2005 to 2007 performance period, the Company’s TSR was above the 90th percentile relative to the peer group companies’ in effect at the time of the grant.  These companies were Arvin Meritor, Autoliv, Cummins Engine, Dana, Delphi, Dura, Eaton, Johnson Controls, Lear, Magna, Modine, Tenneco and Visteon.  Tower Automotive was also originally in this peer group, but ceased trading on July 31, 2007.  The gross value of the payouts, before taxes, is reflected above in column (e) of the table.

Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payment During Last Fiscal Year
		(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Timothy M. Manganello		-	-	-
C CEO
Robin J. Adams		-	-	-
CFO
Roger J. Wood		-	-	-
President, TBS/E
Cynthia A. Niekamp		-	-	-
President, TTS
Bernd W. Matthes	BorgWarner Transmission Systems GmbH Pension Plan	11.8	593,026	-
President, TS

(1) Converted from Euro to US Dollar using an exchange rate of 1 Euro = 1.4598 US Dollar for SFAS 87/158 disclosure purposes.

    Dr. Matthes, formerly an employee of BorgWarner Transmission Systems GmbH in Germany and now a U.S.-based employee, was vested in a defined benefit pension plan while an employee in Germany and is therefore entitled to receive an annual retirement benefit from the Transmission Systems GmbH pension plan based on 11.8 years of credited service for the time he was employed in Germany.

The Present Value of the Accumulated Pension Benefits as of December 31, 2007 for Dr. Matthes is calculated using the following assumptions:

. Mortality Tables: Heubeck 2005G
. Discount Rate: 5.75%
. Retirement Age: 65
. Annual Pension Increase: 1.75%

The discount rate of 5.75% is based on yields of bonds in the iBoxx EUR AA 10+ index as of December 31, 2007 and takes into account the duration of plan liabilities. A "pension increase" assumption of 1.75% is applied annually, beginning at retirement age. The Heubeck 2005G tables are generational mortality tables introduced in 2005 and allow for improved longevity. Use of these tables was phased in over three years, with 100% of the new tables being used to value plan liabilities at year-end 2007.

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our Named Executive Officers during 2007:

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Timothy M. Manganello
CEO (1)	-	-	-	-	-
(2)	-	169,385	292,008	-	1,795,324
Robin J. Adams
CFO (1)	-	-	-	-	-
(2)	-	59,369	74,161	-	347,086
Roger J. Wood
President, TBS/E (1)	-	-	21,313	-	273,551
(2)	-	72,476	60,144	-	486,045
Cynthia A. Niekamp
President, TTS (1)	-	-	-	-	-
(2)	-	21,206	12,309	-	120,009
Bernd W. Matthes
President, TS (1)	-	-	-	-	-
(2)	-	20,279	2,879	-	62,004

(1) Deferred Compensation Plan
(2) Excess Plan

No Deferred Compensation elections were made by Named Executive Officers for fiscal year 2007

Our Named Executive Officers are eligible to participate in the BorgWarner Inc. Retirement Savings Plan (“RSP”).  This plan, which is available to all U.S. salaried and certain hourly employees, allows our Named Executive Officers to take advantage of current tax-advantaged opportunities for accumulating future retirement income. The RSP is comprised of two components: a Company Retirement Account and a Savings Account with a match feature. In the Company Retirement Account, the Company makes a contribution to the employee’s account each pay period based on years of service and eligible pay ranging from 4% to 6% of compensation up to the Social Security wage base and from 8% to 11.5% of compensation above the Social Security wage base. In the Savings Account, participants may make contributions to the plan of 1% to 28% of their eligible earnings on a before-tax and/or after-tax basis (up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code). The Company will match 100% of the first 3% of the employee’s pre-tax contributions. Participant contributions are held in trust as required by law. All employee contributions are 100% vested when contributed, and any employer contributions vest 100% after three years of service.

The Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated employees whole with regard to Company contributions that are otherwise limited under the RSP by Internal Revenue Code provisions.  Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the RSP.  Distributions are made only when, and if, the participant is entitled to benefits under the RSP.  No in-service withdrawals or loans are available.

The Deferred Compensation Plan is a non-qualified plan that allows executives to defer from 1% to 20% of their base salary and up to 100% of their bonus (if any bonus is paid) in 1% increments. Participants in this plan receive market earnings. When making a deferral election, a participant may elect to have his or her account paid out at retirement, disability, or death in either a single lump sum or quarterly payments over a term of 5, 10, or 15 years. If the participant’s employment is terminated prior to retirement, disability, or death, the account will be paid out in a single lump sum.  The Plan also provides for distributions for hardship upon approval of our Compensation Committee and lump sum payments upon the occurrence of a Change of Control.

Participants in the Excess Plan may elect to invest their deferrals in the same investment choices that are offered in the RSP.  Participants in the Deferred Compensation Plan may elect to invest their deferrals in the same investment choices that are offered in the RSP, except for the BorgWarner Stock Fund. As the Excess Plan and the Deferred Compensation Plan are unfunded, no money is actually invested. Rather, a notional account is maintained which mirrors the returns of these mutual funds.  The funds available and their annual rate of return for the calendar year ended December 31, 2007 as reported by the plan administrator are as follows:

Barclays Equity Index:	5.38%
Barclays Life Path 2010:	5.08%
Barclays Life Path 2015:	4.73%
Barclays Life Path 2020:	4.42%
Barclays Life Path 2025:	4.01%
Barclays Life Path 2030:	3.82%
Barclays Life Path 2035:	3.52%
Barclays Life Path 2040:	3.34%
Barclays Life Path 2045:	3.06%
Barclays Life Path RET:	5.24%
BGI US Debt Index:	6.95%
BorgWarner Company Stock:	65.41%
Buffalo Small Cap:	(.33%)
Harbor International Fund:	21.82%
TRP Stable Value Fund, Sched N1:	4.73%
Vanguard Mid Cap Index:	6.22%
1 Formerly known as the Investment Contracts Fund

Potential Payments Upon Termination or Change of Control

The following table shows the post-employment payments that would be paid to each of our Named Executive Officers under the various employment-related scenarios. The calculations assume each Named Executive Officer’s employment is terminated on December 31, 2007. For purposes of the calculations, the closing stock price on the last business day of 2007 ($48.41) was used to determine the market value of stock options and stock units.
Name	Payment Triggering Events Not In Connection with a Change of Control ("CoC")							Payment Triggering Events In Connection with a CoC
	Involuntary Termination		Voluntary Termination						Involuntary Termination		Voluntary Termination
	with Cause (1)	without Cause (2)	with Good Reason (3)	without Good Reason (3)	Retirement (2)	Death (4)	Disability (2)	CoC only	with Cause (6)	without Cause (5)	For Good Reason (5)	without Good Reason (7)
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
Timothy M. Manganello	1,795,324	10,259,153	4,559,606	4,559,606	14,938,414	12,305,474	11,805,474	-	-	34,949,750	34,949,750	-
CEO
Robin J. Adams	347,086	4,943,330	2,365,582	2,365,582	6,591,869	5,994,519	5,528,519	-	-	8,232,553	8,232,553	-
CFO
Roger J. Wood	759,596	3,642,755	1,806,845	1,806,845	4,741,778	4,402,118	4,007,118	-	-	6,612,416	6,612,416	-
President, TBS/E
Cynthia A. Niekamp	120,009	2,798,941	797,569	797,569	3,624,882	3,429,202	3,064,202	-	-	4,486,334	4,486,334	-
President, TTS
Bernd W. Matthes	62,004	2,026,886	574,422	574,422	2,852,827	2,622,147	2,292,147	-	-	4,492,694	4,492,694	-
President, TS

(1) Includes vested balance of the Excess Plan and vested balance of the Deferred Compensation Plan (Mr. Wood only).
(2) Includes 2007 MIP payment, value of vested stock options, 2005-2007 PSP payment, vested balance of the
Excess Plan, and vested balance of the Deferred Compensation Plan (Mr. Wood only).
(3) Includes value of vested stock options, vested balance of the Excess Plan, and vested balance of the Deferred
Compensation Plan (Mr. Wood only).
(4) Includes 2007 MIP payment, value of vested stock options, 2005-2007 PSP payment, vested balance of the
Excess Plan, vested balance of the Deferred Compensation Plan (Mr. Wood only), and life insurance.
(5) Includes cash severance payment based on three times the average of base plus bonus, 2007 MIP payment, stock option payment, 2007 stock unit payment, 2006-2008 and 2007-2009 performance share payment, retirement benefit based on three times the 2007 Company contributions to the RSP, value of welfare benefits (i.e. health care, life insurance, and disability insurance coverage for 3 years), outplacement services, and excise tax and tax gross-up payment.
(6) While there are no additional payments associated with Involuntary Termination for Cause associated with a
Change of Control, each Named Executive Officer would be eligible for the same payments listed under footnote (1) above.
(7) While there are no additional payments associated with Voluntary Termination without Good Reason associated with a Change of Control, each Named Executive Officer would be eligible for the same payments listed under footnote (3) above.

The stated amounts do not include vested benefits under the qualified RSP or under the TIP, as these benefit plans are available to all salaried employees. The provisions of each plan would determine the timing and method of payments made under the above scenarios.

 Change of Control Employment Agreements

Below is a general description of certain terms and conditions of our existing Change of Control Agreements.

In the event a Change of Control of the Company is followed within three years by (1) the termination of a Named Executive Officer’s employment for any reason other than death, disability, or Cause or (2) such Named Executive Officer terminates his or her employment for Good Reason, then under the Change of Control Agreements, the Named Executive Officer shall be paid a lump sum cash amount equal to three times his or her annual base salary and average annual bonus for the most recent three years, and a lump sum cash amount equal to three times the Company’s retirement contributions which would have been made on his or her behalf in the first year after termination of employment. If an excise tax is imposed under Section 4999 of the Internal Revenue Code on payments received by the Named Executive Officer due to a Change of Control of the Company or any interest or penalty is incurred by the Named Executive Officer with respect to such excise tax, the Company will pay the Named Executive Officer an amount that will net the Named Executive Officer the amount the Named Executive Officer would have received if the excise or penalty had not been imposed. In addition, the Named Executive Officer is entitled to continued employee welfare benefits for three years after termination of employment.

     “Change of Control” means (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of beneficial ownership of 20% or more of either (i) the then outstanding shares of our common stock or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of our directors, (b) a change in the majority of our Board of Directors, (c) a major corporate transaction, such as a merger or sale of substantially all of our assets, which results in a change in the majority of our Board of Directors or a majority of stockholders or (d) a complete liquidation or dissolution of the Company.

“Cause” means the willful and continued failure of the executive to perform substantially the executive’s duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to us.

“Good Reason” means the diminution of responsibilities, assignment to inappropriate duties, our failure to comply with compensation or benefit provisions, transfer to a new work location more than 35 miles from the executive’s previous work location, a purported termination of the Change of Control Employment Agreement by us other than in accordance with the Change of Control Employment Agreement, or our failure to require any successor to us to comply with the Change of Control Employment Agreement.

Director Compensation

The following table details the compensation earned by each non-employee director who served on the Board of Directors in 2007. Directors who are employees of BorgWarner are not compensated for their service on the Board:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Aggregate Number of Outstanding Stock and Option Awards (2)		Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	(#	)	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Phyllis O. Bonanno	55,000	80,284	-	27,782		-	-	-	135,284

David T. Brown	55,000	55,002	-	1,894		-	-	-	110,002

Jere A. Drummond	73,000	80,276	-	32,316		-	-	-	153,276

Paul E. Glaske	58,000	61,933	-	29,894		-	-	-	119,933

Alexis P. Michas	53,500	80,284	-	27,782		-	-	-	133,784

Ernest J. Novak, Jr.	85,000	80,276	-	12,316		-	-	-	165,276

Richard O. Schaum	57,000	73,353	-	3,782		-	-	-	130,353

Thomas T. Stallkamp	56,500	55,019	-	3,782		-	-	-	111,519

(1) 2007 compensation expense of aggregate grant date fair value of the 2005, 2006, 2007 Restricted Stock Awards, excluding forfeitures, in accordance with FAS 123R.
(2) Aggregate number of outstanding shares of restricted stock and outstanding vested and unvested stock options at fiscal year-end. Values reflect 12/17/2007 stock split.

Annual compensation for our non-employee directors for 2007 was comprised of the following components: annual retainer, Board meeting fees, Committee meeting fees, and equity compensation, consisting of restricted stock. Our non-employee directors were not granted any Stock Option Awards and did not receive any Non-Equity Incentive Plan Compensation for 2007. After review of non-employee director compensation paid by peer and other corporations, the Board approved an increase in non-employee director compensation to be effective January 1, 2008, the first increase since 2005.

As allowed under the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan, each non-employee director received $165,000 worth of restricted stock in the initial year of each three-year term. In April 2007, two non-employee directors (Drummond and Novak) were elected for a three-year term. These two directors were each awarded 2,158 shares of restricted common stock, determined by dividing the total value of $165,000 by the average of the high and low of the Company’s stock price at the time of the grant. The restrictions on the shares of stock will expire over the three-year term, one third in each year and the Compensation Committee has the authority to accelerate vesting in the event of retirement. During the period that the restrictions are in place, directors have all of the rights of a stockholder of the Company holding the same class or series of stock as the restricted stock, including the right to vote the shares and the right to receive any cash dividends. Non-employee directors elected to new terms in 2008 will receive $258,000 worth of restricted stock in the initial year of each three-year term. Non-employee directors continuing to serve without re-election will receive pro-rated increases in equity compensation to equalize the equity compensation increase.

The annual retainer for non-employee directors in 2007 was $40,000 for service on the Board of Directors. Beginning January 1, 2008 the annual retainer for non-employee directors was increased to $55,000. The annual retainer is prorated when a new member joins or a current member leaves our Board.  Mr. Glaske will retire from the Board at the 2008 Annual Meeting in accordance with retirement guidelines adopted by the Board.  When a qualified candidate is identified, a new director will be appointed to Class III by the Board of Directors.

 Each non-employee director received $1,500 for each Board meeting attended. Each Committee member also received $1,500 ($3,000 if he or she was the Chairman of the committee) for each committee meeting attended. In recognition of increased time commitments, the Chairman of the Audit Committee received $5,000 for each committee meeting attended since January 1, 2005.  Meeting and attendance fees were not changed for 2008. The Company pays for the expenses associated with attendance at Board and Committee meetings and other functions attended at the request of the Company.  The Company maintains a directors’ deferred compensation plan under which directors may defer receipt of retainer fees only.  Four directors deferred fees under the plan in 2007.

PROPOSAL 2 – TO VOTE TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY
 FROM 150,000,000 SHARES TO 400,000,000 SHARES

On February 7, 2008, your Board of Directors unanimously approved a proposal to increase the authorized capital stock of the Company.  If approved by our stockholders, the proposed increase in our authorized capital stock will be accomplished through an amendment to the Company’s restated certificate of incorporation that will increase the total authorized common stock of the Company from 150,000,000 shares to 400,000,000 shares.  A copy of the proposed amendment is attached to this proxy statement as Annex B.  On March 3, 2008 there were _______issued and ________outstanding shares of common stock and 9,117,590 shares reserved for business purposes, including for equity compensation awards in accordance with shareholder approved equity plans.

Your Board of Directors approved the proposed increase in authorized common stock because it believes that the continued availability of shares of common stock is advisable to provide the Company with the flexibility to take advantage of opportunities to issue such stock to obtain capital, or as consideration for possible acquisitions or for other purposes (including, without limitation, the issuance of additional shares of common stock through stock splits and stock dividends in appropriate circumstances).  There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of common stock or preferred stock.

Recommendation

    For the foregoing reasons, your Board of Directors believes that this proposal is in the best interests of BorgWarner and its stockholders and unanimously recommends that you vote FOR this proposal.

    If a majority of our outstanding shares of common stock are voted FOR the amendment, then the amendment will be approved.

    If your shares are held in the name of a nominee and you do not tell the nominee by ______ how to vote your shares, then your nominee may not be permitted to vote your shares on this proposal (a so-called “broker nonvote”).  For purposes of this proposal, a broker nonvote and an abstention are the functional equivalents of a “no” vote.

PROPOSAL 3 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors proposes that the stockholders approve the selection by the Audit Committee of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) to serve as the Company’s independent registered public accounting firm for the 2008 fiscal year.

The Board of Directors anticipates that representatives of Deloitte will be present at the meeting to respond to appropriate questions, and will have an opportunity, if they desire, to make a statement.

Recommendation

 Your Board of Directors believes that this proposal is in the best interests of BorgWarner and its stockholders and unanimously recommends that you vote FOR this proposal.
____________________________________________________________

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Aggregate fees including expenses billed to us for the years ended December 31, 2007 and 2006, for professional services performed by Deloitte & Touche, were as follows:

	2007	2006
Audit Fees and Expenses	$4,268,900	$4,236,600
Audit-Related Fees	$253,700	$348,900
Tax Fees	$362,000	$346,700
All Other Fees	$—	$—

Totals	$4,884,600	$4,932,200

    Your Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may form and delegate pre-approval authority to subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by your Audit Committee.

OTHER INFORMATION

The Company is not aware of any business to come before this annual meeting other than the matters described in this proxy statement.  However, if any other matters should properly come before this meeting, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees of the Company. None of these directors, officers or employees will receive any extra compensation for doing this.  We have also retained Georgeson to assist us in soliciting proxies for a fee of $_____ plus reasonable out-of-pocket expenses.  Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their reasonable out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals which are intended to be presented at the 2009 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by the Company on or before November 22, 2008, for inclusion in the proxy statement relating to that meeting.

A stockholder who intends to present business, including the election of a director, at the 2009 Annual Meeting of Stockholders other than pursuant to Rule 14a-8, must comply with the requirements set forth in the Company’s Amended and Restated By-Laws. Among other things, under the Company’s Bylaws to bring business before an annual meeting a stockholder must give written notice to the Secretary of the Company not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, for stockholder proposals to be presented other than pursuant to Rule 14a-8, the Company must receive notice no sooner than December 27, 2008, and no later than January 28, 2009. The notice should contain (a) as to each person whom the stockholder proposes to nominate for election as director, all information that is required to be disclosed in solicitations of proxies for election of directors under the securities laws, including the person’s written consent to serve as a director if elected, and (b) as to any other business: the reason for conducting such business; any material interest in such business the stockholder has; the name and address of the stockholder proposing such business as it appears in the Company’s books; and the number of shares of the Company that are beneficially owned by the stockholder. Stockholders should consult the Company’s Amended and Restated By-Laws to ensure that all of the specific requirements of such notice are met.

Available Information on Corporate Governance and SEC Filings

Through its website (www.borgwarner.com), the Company makes available, free of charge, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the Securities and Exchange Commission, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.  The Company also makes the following documents available on its website: the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company’s Corporate Governance Guidelines; the Company’s Code of Ethical Conduct; and the Company’s Code of Ethics for CEO and Senior Financial Officers. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to Mary Brevard, Vice President, Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326.

No person is authorized to give any information or make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

ANNEX A

CHARTER

BORGWARNER INC.

AUDIT COMMITTEE

The BorgWarner Inc. Audit Committee (the "Committee") is responsible for providing assistance to the Board of Directors in monitoring (i) the integrity of the financial statements of the Corporation, (ii) the independent auditor’s qualifications and independence (iii) the performance of the Corporation’s internal audit function and independent auditors, and (iv) the compliance by the Corporation with legal and regulatory requirements.

The Committee shall be composed of three or more directors who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their individual exercise of independent judgment as a Committee member and who meet the independence and experience requirements of the New York Stock Exchange and applicable regulations of the Securities and Exchange Commission (the “Commission”).  All members of the Committee shall be generally knowledgeable in financial and auditing matters and at least one member of the Committee shall be “an audit committee financial expert” as defined by the Commission.  Committee members shall not simultaneously serve on the audit committees of more than two other public corporations.

In its audit capacity, the Committee shall provide assistance to the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation.  The Committee shall report regularly to the Board and establish and maintain free and open communication between the directors, the independent accountants, the internal auditors and the financial management of the Corporation.  The Committee will:

1.
Be directly responsible for the selection of, and compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.  The independent auditor shall report directly to the Committee.

2.
Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. Discuss and consider the independence of the independent auditors, including the auditors' written affirmation of independence.

3.
Discuss and review with the independent auditors and financial management of the Corporation the proposed scope of the audit for the current year and the nature and thoroughness of the audit process; and at the conclusion thereof, receive and review audit reports including any comments or recommendations of the independent auditors.

4.	Review with the independent auditor any audit problems or difficulties and management’s response.

5.	Adopt hiring policies for employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

6.
Review with the independent auditors, the Corporation's Director of Internal Audit and with the Corporation's financial and accounting managers, the adequacy and effectiveness of the Corporation's internal auditing, accounting and financial policies, procedures and controls; and elicit any recommendations for the improvement of existing internal control procedures or the establishment of controls or procedures.  Particular emphasis should be given to the adequacy of the internal controls to expose payments, transactions or procedures which might be deemed illegal or otherwise improper.

7.
Review the internal audit function of the Corporation including proposed audit plans for the coming year, the coordination of its programs with the independent auditors and the results of the internal programs.

8.
Review and discuss recurring financial statements (including quarterly reports and disclosures made in management’s discussion and analysis) to be issued to the stockholders or the public with management and the independent auditor and recommend to the Board the inclusion of the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K.

9.	Review and discuss:

(a)	All critical accounting policies and practices to be used.
(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communication between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

10.
Discuss with management the Corporation’s earnings press releases, including the use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made.)

11.
Investigate any matter brought to its attention within the scope of its duties and retain outside counsel or other experts for this or any other purpose, if, in its judgment, such retention is appropriate.  The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee and for other expenses necessary or appropriate in carrying out its duties.

12.	Report Committee activities to the full Board and annually issue a summary report (including appropriate oversight conclusions) suitable for submission to stockholders.

13.
Review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a role in the Company’s internal controls.

14.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

15.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

16.
Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17.	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

18.	Discuss with management the Corporation’s risk assessment and risk management policies.

The Committee's charter, policies and procedures will be reassessed at least annually to allow reaction to changing conditions and environment and to assure that the Corporation's accounting and reporting practices are in accordance with all requirements and are of the highest quality.  The Committee may amend or repeal its charter, policies and procedures, as the Committee deems appropriate.  The Committee shall annually review the Committee’s own performance.

The Committee shall meet as often as it determines necessary, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.  These meetings shall include the independent auditors' evaluation of the Corporation's financial, accounting and auditing personnel and an assessment of the cooperation the independent auditors received during the review.  The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee shall be presented to the full Committee at its next scheduled meeting.

The Chair of the Committee shall establish such rules for the Committee and its members as may from time to time be necessary and proper for the conduct of the Committee’s business, in conformity with applicable laws, rules and regulations.

ANNEX B

PROPOSED AMENDMENT TO THE RESTATED
 CERTIFICATE OF INCORPORATION OF BORGWARNER INC.

The proposed amendment to the Company’s restated certificate of incorporation would amend and restate the first sentence of Article IV in its entirety to read as follows:

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 430,000,000 shares, consisting of 400,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), 25,000,000 shares of Non-Voting Common Stock, par value $0.01 per share (“Non-Voting Common Stock” and, together with the Common Stock, the “Junior Stock”), and 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

This Proxy is Solicited by the Board of Directors in Connection
With the Annual Meeting of Stockholders

9:00 A.M. (local time)

April 30, 2008

PLACE:	BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326

    PROXY: JOHN J. GASPAROVIC and LAURENE H. HORISZNY and each of them, are hereby appointed by the undersigned as attorneys and proxies with full power of substitution, to vote all the shares of Common Stock held of record by the undersigned on March 3, 2008 at the Annual Meeting of Stockholders of BorgWarner Inc. or at any adjournment(s) or postponement(s) of the meeting.

WITH RESPECT TO ANY MATTER THAT SHOULD PROPERLY COME BEFORE THE ANNUAL MEETING THAT IS NOT SPECIFIED HEREIN, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your BorgWarner account online.

Access your BorgWarner stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for BorgWarner, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

***TRY IT OUT***
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TOLL FREE NUMBER: 1-800-370-1163

IF NO CHOICE IS SPECIFIED, this Proxy will be voted “FOR” the election of all listed nominees, “FOR” proposals 2 and 3, all in accordance with the recommendations of the Board of Directors.	Please Mark Here for Address  Change or Comments SEE REVERSE SIDE

1.	Election of two Class III Directors:	for all nominees	withhold authority
		listed (except as indicated)	to vote for all nominees listed
	01 Robin J. Adams		
02 David T. Brown

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

________________________________
		FOR	AGAINST	ABSTAIN
2.	To approve the Amendment to the Company’s Restated Certificate of Incorporation to increase the authorized common stock of the Company from 150,000,000 shares to 400,000,000 shares.			

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Company for 2008.			

4.	To transact such other business as may properly come before the meeting or any adjourment or postponement thereof.

Dated:	__________________________________________2008

__________________________________________
Signature
______________________________________
Signature if held jointly

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.proxyvoting.com/bwa Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view our summary annual report and Proxy Statement on the internet at www.borgwarner.com/invest/proxy.